Exhibit 10.2

RESIGNATION OF JAYESH MEHTA

FROM PANTHER BIOTECHNOLOGIES, INC.

I, JAYESH MEHTA, do hereby resign as a Director, and any and all positions I may be holding with PANTHER BIOTECHNOLOGIES, INC., effective immediately.

Date: 14 April 2016

/s/ Jayesh Mehta

JAYESH MEHTA